United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2006, Chesapeake Utilities Corporation (“the Company”) received approval for a base rate increase from the Maryland Public Service Commission (“PSC”) for the Company’s Maryland natural gas operations, with the new base rates effective October 1, 2006. It was the Company’s first filing in the state of Maryland in 11 years.

The base rate adjustment results in an increase in base rates of approximately $780,000, which would result in an increase in revenues of approximately 4.5 percent on average for the Company’s firm residential, commercial and industrial customers in Maryland. This base rate increase translates into less than a one percent increase annually since the Company’s last filing 11 years ago, which is significantly less than the rate of inflation over those same years. In its initial application, filed on May 1, 2006, the Company requested an increase to its base rates of approximately 6.5 percent on average for the Company’s firm residential, commercial and industrial customers in Maryland.

In addition, the PSC approved an increase in Chesapeake’s residential customer charge from $7.00 to $9.10 per month. Under the new base rates, an average Maryland residential customer’s annualized bill would increase approximately $2 per month effective October 1, 2006. For an average residential customer using 90 Ccf of natural gas per winter month, the estimated impact would be approximately $7 per winter month.

The PSC also approved the Company’s proposal to implement a revenue normalization mechanism for its residential heating and smaller commercial heating customers, reducing the Company’s risk due to weather and usage changes. As a result of this revenue normalization mechanism, on a consolidated basis, the Company’s margin per Heating Degree Day (“HDD”) will decrease from $3,977 per HDD to $3,375 per HDD.

The rate adjustment will cover the increase in expenses and investment in infrastructure necessary to continue providing the current level of service to the Company’s Maryland division customers. Within this approval, the Company’s Maryland division is also permitted to recover and amortize over a 10-year period approximately $1,159,000 of previously incurred environmental remediation costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: October 2, 2006